Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (312) 861-6414

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CEO to Address Howard Weil’s 34th Annual Energy Conference

HOUSTON, March 13, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman and Chief Executive Officer, will address attendees at the following event:

Analyst Conference: Howard Weil’s 34th Annual Energy Conference – New Orleans, Louisiana

Wednesday, March 22, at 9:40 A.M. Central Time

Presentation: Presentation slides will be available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com — investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 10,000 people and operates 32 manufacturing facilities in 17 countries.

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